Exhibit 99.1

FOR IMMEDIATE RELEASE	NOVEMBER 5, 2007
SYKES ENTERPRISES, INCORPORATED REPORTS THIRD
QUARTER 2007 FINANCIAL RESULTS
Solid Third Quarter Financial Results Boosts Full-Year Revenue and EPS Outlook
TAMPA, FL — November 5, 2007 — Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a global leader in providing outsourced customer contact management solutions and services in the business process outsourcing (BPO) arena, announced today financial results for the third quarter of 2007, the highlights of which are as follows:

	Third Quarter	Third Quarter
(In millions, except per share data)	2007	2006
Revenues	$176.1	$149.3
Income from Operations	$14.9	$21.8	(a)
Net Income	$12.3	$16.5
EPS	$0.30	$0.41	(b)
(a)	A pre-tax gain of approximately $13.9 million related to the sale of four U.S. customer contact management centers and a $2 million charitable donation are included in the third quarter of 2006.

(b)	Earnings per share (EPS) for the third quarter of 2006 included a net after-tax gain of approximately $0.18 per share related to the sale of four U.S. customer contact management centers and the charitable contribution.
•	Third quarter 2007 revenues were a record $176.1 million, up 18%, reflecting sustained growth in customer care demand in markets across the Americas and EMEA regions

•	Third quarter 2007 revenue growth was split roughly 60% and 40% between new and existing client relationships, respectively, and remained broad based; the top-40 clients, which represented over three-quarters of total revenues, were up approximately 24% over the comparable quarter

•	Third quarter 2007 operating margin was 8.5% versus 14.6% in the comparable quarter last year; third quarter 2006 operating margin includes 7.9% of margin contribution from the sale of four U.S. customer contact management centers and the charitable contribution
SYKES Enterprises, Incorporated
Corporate Headquarters:
400 North Ashley Drive
Tampa, FL USA 33602
1 · 800 · TO · SYKES
http://www.sykes.com
EMEA Operations:
599 Calder Road
Edinburgh EH11 4GA
Scotland
+44 (0) 131 458-6500

Operating Performance by Segment
Americas
Revenues generated from the Company’s clients in the Americas segment, including operations in North America and offshore (Latin America and the Asia Pacific region), were up 16.9% to $120.6 million, or 68.5% of total revenues, in the third quarter of 2007. This compared to revenues of $103.2 million, or 69.1% of total revenues, for the prior year period. The Americas revenue performance during the quarter sustains the favorable double-digit growth trend seen over the last several comparable quarters. The trend reflects broad-based increases in customer care demand within new and existing client relationships, led by the transportation vertical during the quarter, followed by the technology, healthcare, financial services and other verticals. Included in these verticals are such lines of business as travel portals, technology peripherals, telemedicine and insurance and credit cards. Approximately 61% of the Americas third quarter 2007 revenues was generated from services provided offshore compared to approximately 58% in the prior year quarter, demonstrating continued growth in revenues offshore.
On a sequential basis, the Americas revenues increased 6.5% to $120.6 million compared to $113.2 million in revenues from the second quarter of 2007. The growth in revenues was largely attributable to customer care demand from both existing and new client relationships within the transportation, financial services, technology and other verticals.
The Americas operating margin before corporate G&A expenses for the third quarter of 2007 was 16.1% versus 28.5% in the comparable quarter last year. The Americas operating margin in the comparable third quarter of 2006 included a pre-tax gain of approximately $13.9 million, or 13.4% of the Americas revenues, on the sale of four U.S. customer contact management centers. Excluding the pre-tax gain, the Americas operating margin before corporate G&A expenses for the third quarter of 2007 was up 100 basis points. This margin improvement is attributable to better expense leverage, including lower depreciation, professional fees and telephony costs, all of which were partially offset by higher salaries, including training costs.
On a sequential basis, the operating margin increased to 16.1% from 13.7% in the second quarter of 2007. The Americas operating margin before corporate G&A expenses for the third quarter of 2007 was up 240 basis points primarily due to the factors mentioned in the preceding paragraph.
EMEA
Revenues generated from the Company’s clients in Europe, Middle East and Africa (EMEA) segment increased 20.4% to $55.5 million, representing 31.5% of SYKES’ total revenues for the third quarter of 2007 compared to $46.1 million, or 30.9%, in the prior year’s third quarter. The $9.4 million increase in EMEA revenues was split between improvements in customer care demand of $5.3 million and a stronger Euro contribution of $4.1 million. The increase in customer care demand was driven by new and existing client relationships within the financial services, technology and communications verticals.
Sequentially, EMEA revenues increased $0.5 million, or 0.9%, to $55.5 million compared to $55.0 million in the second quarter of 2007. A $1.1 million sequential revenue increase related to the stronger Euro was partially offset by a slight decline in customer care demand of $0.6 million, attributable principally to third-quarter summer seasonality in Europe.
The operating margin for EMEA before corporate G&A expenses for the third quarter of 2007 was 8.4% compared to 7.0% in the prior year period. The improvement in the year-over-year operating margin performance was due to sustained customer care demand, coupled with leverage on general and administrative expenses.

Sequentially, the EMEA operating margin increased to 8.4% from 3.9%, due to a favorable revenue mix-shift toward higher margin lines of business coupled with some leverage on general and administrative expenses.
Corporate Costs
Corporate costs totaled $9.2 million in the third quarter of 2007, a decrease of $1.6 million from $10.8 million in the prior year period, which included a donation of $2.0 million to the Community Foundation of Tampa Bay. Excluding the donation, the $0.4 million increase in corporate costs was due mainly to an increase in compensation costs.
Other Income and Taxes
Other income for the third quarter of 2007 was $1.1 million compared to other income of $1.3 million for the same period in the prior year. The comparable decrease in other income was due to foreign-exchange transaction losses.
For the third quarter of 2007, the effective tax rate was 23.6% versus 28.6% in the same period last year. Excluding the tax impact related to the gain on the sale of four customer contact management centers in the third quarter of 2006, there was an increase in the comparable tax rate for the third quarter of 2007 related principally to a shift in the geographic mix of earnings to higher tax rate jurisdictions.
Liquidity and Capital Resources
The Company’s balance sheet at September 30, 2007 remained strong with cash and cash equivalents of $167 million and no outstanding debt. As of September 30, 2007, the Company had short-term investments of $17.5 million within the U.S. in higher yielding commercial paper with a maturity of less than one year. Approximately $160 million of the Company’s September 30th cash balance was held in international operations and would be subject to additional taxes if repatriated back to the U.S. At September 30, 2007, the Company also had $50 million of capacity available under its credit facility. For the three-months ended September 30, 2007, the Company generated approximately $12.6 million in cash flow from operations.
Business Outlook
The Company’s fourth quarter 2007 business outlook reflects sustained growth in customer care demand driven by new and existing client relationships across the financial services, transportation, technology and communications verticals in the Americas and EMEA regions. Accordingly, the Company anticipates a step up in recruiting, hiring and training of agents and mid-level managers during the fourth quarter. The Company also expects to incur additional expenses associated with IT and general infrastructure investments as well as professional services fees. The combination of these initiatives is expected to impact margins slightly in the fourth quarter. The Company also expects a sequential increase in its fourth quarter effective tax rate to approximately 28%, related principally to the mix of earnings from higher tax rate jurisdictions.
Considering the above factors, the Company anticipates the following financial results for the three months ended December 30, 2007:
•	Revenues in the range of $187 million to $192 million

•	Effective tax rate of approximately 28%

•	EPS in the range of $0.24 to $0.26 per diluted share

•	Capital expenditures in the range of $4 million to $6 million
The Company anticipates the following financial results for the twelve months ended December 31, 2007:
•	Revenues in the range of $699 million to $704 million

•	Effective tax rate of approximately 23%

•	EPS in the range of $0.99 to $1.01 per diluted share

•	Capital expenditures in the range of $27 million to $29 million
Conference Call
The Company will conduct a conference call regarding the content of this release tomorrow, November 6, 2007 at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the Investors section of SYKES’ website at www.sykes.com/investors.asp under the heading “Investor Newsroom — Press Releases.”
About Sykes Enterprises, Incorporated
SYKES is a global leader in providing customer contact management solutions and services in the business process outsourcing (BPO) arena. SYKES provides an array of sophisticated customer contact management solutions to Fortune 1000 companies around the world, primarily in the communications, financial services, healthcare, technology and transportation and leisure industries. SYKES specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Headquartered in Tampa, Florida, with customer contact management centers throughout the world, SYKES provides its services through multiple communication channels encompassing phone, e-mail, web and chat. Utilizing its integrated onshore/offshore global delivery model, SYKES serves its clients through two geographic operating segments: the Americas (United States, Canada, Latin America and Asia Pacific) and EMEA (Europe, Middle East and Africa). SYKES also provides various enterprise support services in the Americas and fulfillment services in EMEA, which include multi-lingual sales order processing, payment processing, inventory control, product delivery and product returns handling. For additional information please visit www.sykes.com.
Forward-Looking Statements
This press release may contain “forward-looking statements,” including SYKES’ estimates of future business outlook, prospects or financial results, statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” or similar expressions. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for SYKES’ products and services, (ii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing SYKES’ bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays of new or expansion of existing customer support centers, (vii) delays in the Company’s ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss or addition of significant clients, (x) political and country-specific risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in global business conditions and the global economy, (xiii) SYKES’ ability to attract and retain key management personnel, (xiv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer contact centers, (xv) SYKES’ ability to further penetrate into vertically integrated markets, (xvi) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) SYKES’ dependence on trends toward outsourcing, (xxi) risk of interruption of technical and customer contact management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; (xxiv) the ability to obtain and maintain grants and other incentives (tax or otherwise); and (xxv) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.
For additional information contact:
Subhaash Kumar
Sykes Enterprises, Incorporated
(813) 233-7143

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2007	2006

Revenues	$176,122	$149,287
Direct salaries and related costs	(110,774)	(94,016)
General and administrative	(50,466)	(47,281)
Gain on disposal of property & equipment, net	3	13,870
Impairment of long-lived assets	—	(63)

Income from operations	14,885	21,797
Other income, net	1,151	1,331

Income before provision for income taxes	16,036	23,128
Provision for income taxes	(3,780)	(6,614)

Net income	$12,256	$16,514

Net income per basic share	$0.30	$0.41
Shares outstanding, basic	40,432	40,181

Net income per diluted share	$0.30	$0.41
Shares outstanding, diluted	40,697	40,497

Sykes Enterprises, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2007	2006

Revenues	$512,407	$415,595
Direct salaries and related costs	(327,109)	(263,410)
General and administrative	(149,403)	(130,609)
Gain on disposal of property & equipment, net	34	13,856
Impairment of long-lived assets	—	(445)

Income from operations	35,929	34,987
Other income, net	2,680	5,577

Income before provision for income taxes	38,609	40,564
Provision for income taxes	(8,217)	(6,380)

Net income	$30,392	$34,184

Net income per basic share	$0.75	$0.86
Shares outstanding, basic	40,360	39,744

Net income per diluted share	$0.75	$0.85
Shares outstanding, diluted	40,624	40,113

Sykes Enterprises, Incorporated
Segment Results
(in thousands)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2007	2006

Revenues:
Americas	$120,592	$103,184
EMEA	55,530	46,103

Total	$176,122	$149,287

Operating Income:
Americas	$19,369	$29,457
EMEA	4,671	3,217
Corporate G&A expenses	(9,155)	(10,814)
Impairment of long-lived assets	—	(63)

Income from operations	14,885	21,797

Other income, net	1,151	1,331
Provision for income taxes	(3,780)	(6,614)

Net income	$12,256	$16,514

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2007	2006

Revenues:
Americas	$347,797	$282,393
EMEA	164,610	133,202

Total	$512,407	$415,595

Operating Income:
Americas	$54,940	$56,633
EMEA	9,731	5,591
Corporate G&A expenses	(28,742)	(26,792)
Impairment of long-lived assets	—	(445)

Income from operations	35,929	34,987

Other income, net	2,680	5,577
Provision for income taxes	(8,217)	(6,380)

Net income	$30,392	$34,184

Sykes Enterprises, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	Sept. 30,	December 31,
	2007	2006
	(Unaudited)
Assets:
Current assets	$345,249	$288,771
Property and equipment, net	74,367	66,205
Other noncurrent assets	59,444	60,597

Total assets	$479,060	$415,573

Liabilities & Shareholders’ Equity:
Current liabilities	$112,559	$104,875
Noncurrent liabilities	25,154	19,225
Shareholders’ equity	341,347	291,473

Total liabilities and shareholders’ equity	$479,060	$415,573

Sykes Enterprises, Incorporated
Supplementary Data

	Q3 2007	Q3 2006

Geographic Mix (% of Total Revenues):

Americas (1)	68.5%	69.1%
Europe, Middle East & Africa (EMEA)	31.5%	30.9%

Total:	100.0%	100.0%

(1)	Includes the United States, Canada, Latin America and the Asia Pacific (APAC) Region. Latin America and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S. based clients.

	Q3 2007	Q3 2006

Vertical Industry Mix (% of Total Revenues):

Communications	32%	39%
Technology / Consumer	31%	29%
Financial Services	13%	12%
Transportation & Leisure	8%	5%
Healthcare	7%	6%
Other	9%	9%

Total:	100%	100%

Sykes Enterprises, Incorporated
Cash Flow from Operations
(in thousands)
(Unaudited)

	Three Months Ended
	Sept. 30,	Sept. 30,
	2007	2006

Cash Flow From Operating Activities:
Net income	$12,256	$16,514
Depreciation and amortization	6,282	6,322
Changes in assets and liabilities and other	(5,916)	(10,975)

Net cash provided by operating activities	$12,622	$11,861

Capital expenditures	$8,624	$3,448
Cash interest paid	$105	$66
Cash taxes paid	$2,324	$3,113

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2007	2006

Cash Flow From Operating Activities:
Net income	$30,392	$34,184
Depreciation and amortization	18,315	18,200
Changes in assets and liabilities and other	(13,494)	(19,769)

Net cash provided by operating activities	$35,213	$32,615

Capital expenditures	$22,761	$11,249
Cash interest paid	$184	$257
Cash taxes paid	$8,909	$7,780